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                                                                    Exhibit 99.1

               AssuranceAmerica Corporation Announces Acquisition

AssuranceAmerica Corporation, Atlanta
Robert Cormican, 770-993-8911 Ext. 105
Fax: 770-984-0173
bcormican@aainsco.com

Atlanta-based ASSURANCEAMERICA CORPORATION announced today it has acquired the assets of The Insurance Market, an Atlanta insurance agency with annual premium volume of $8.0 million.

According to Lawrence (Bud) Stumbaugh, President and CEO, "This acquisition will be the first of several as we build a larger footprint with our agency operations."

AssuranceAmerica focuses on the non-standard automobile insurance marketplace, primarily in Florida, Georgia and South Carolina. Its principal operating subsidiaries are AssetAmerica Insurance Agencies, which sells personal automobile insurance policies through its 31 retail agencies, AssuranceAmerica Managing General Agency, and AssuranceAmerica Insurance Company.

This press release includes statements that may constitute "forward-looking" statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.